UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2018

FS Investment Corporation III

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-01047 (Commission File Number)	90-0994912 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.	Submission of Matters to a Vote of Security Holders.

FS Investment Corporation III (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) on March 26, 2018 at which a quorum was present. Stockholders were asked to consider and act upon the following proposals, each of which was described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 18, 2018:

•	Proposal No. 1 – to approve a new investment advisory agreement, by and between the Company and FSIC III Advisor, LLC (“FSIC III Advisor”), and a new investment advisory agreement, by and between the Company and KKR Credit Advisors (US) LLC (“KKR Credit”), pursuant to which FSIC III Advisor and KKR Credit will act as investment co-advisers to the Company (the “Investment Co-Advisory Agreements Proposal”); and

•	Proposal No. 2 – to approve a new investment advisory agreement, by and between the Company and FS/KKR Advisor, LLC (the “Joint Advisor”), a newly-formed entity that will be jointly operated by an affiliate of Franklin Square Holdings, L.P. and KKR Credit, pursuant to which the Joint Advisor will act as investment adviser to the Company (the “Joint Advisor Investment Advisory Agreement Proposal”).

The Investment Co-Advisory Agreements Proposal received the requisite number of votes to pass at the Special Meeting.  The votes for, votes against, abstentions and broker non-votes are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
133,518,380	3,520,341	9,425,219	0

The Joint Advisor Investment Advisory Agreement Proposal received the requisite number of votes to pass at the Special Meeting.  The votes for, votes against, abstentions and broker non-votes are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
133,558,145	3,527,694	9,378,101	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation III

Date: March 26, 2018	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President